Exhibit 99.1
AirSculpt Technologies Reports Second Quarter Fiscal 2026 Results
Same Center Cases Up 1% for the Second Consecutive Quarter

MIAMI BEACH, Fla., August 10, 2026 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the second quarter ended June 30, 2026.

Yogi Jashnani, Chief Executive Officer, stated: “In the second quarter, we advanced our key priorities — delivering our second quarter of stability. During the quarter, we stepped up our investment in marketing and advanced our plans to introduce new, sought-after procedures including entering an exclusive partnership with AlloClae that expands our treatment offering and enhances our body contouring platform.”

“We enter the second half of the year a fundamentally stronger company with the right strategy and team. Our addressable market is larger, our procedure mix is broader, and our operating platform is more disciplined than it was twelve months ago,” concluded Mr. Jashnani.

Second Quarter and First Six Months 2026 (“YTD”) Highlights
•Positive Business Momentum:
◦Grew same center case volume 1.0% and 1.1%, in Q2 2026 and YTD, respectively versus prior year;
◦Achieved stable same center sales in Q2 2026 and YTD, respectively versus prior year; and
◦Delivered flat same center sales YTD.
•Advanced Strategic Priorities
◦Introduced new services to broaden service offering – including first-ever partnership with AlloClae to offer an innovative injectable adipose matrix that broadens AirSculpt's addressable patient population;
◦Increased awareness with brand marketing;
◦Improved Financial Flexibility since the start of 2025;
▪Reduction in gross debt of ~$30 million to $44.2 million; and
▪Increased cash by ~$10mm to $18.8 million.
Second Quarter 2026 Results
•Case volume was 3,376 for the second quarter of 2026, representing a (0.5)% decrease from the fiscal year 2025 second quarter case volume of 3,392
•Revenue declined (3)% to $42.9 million from $44.0 million in the fiscal year 2025;
•Net loss for the quarter was $1.1 million compared to net loss of $0.6 million in the fiscal year 2025 second quarter; and
•Adjusted EBITDA was $4.9 million compared to $5.8 million in the fiscal year 2025 second quarter.
First Six Months 2026 Results
•Case volume was 6,458 for the first six months of 2026, representing a (0.2)% decrease from the first six months of 2025 case volume of 6,468
•Revenue declined 1.3% to $82.3 million from $83.4 million in the first six months of fiscal year 2025;
•Net loss was $3.5 million compared to $3.4 million in the first six months of fiscal year 2025; and
•Adjusted EBITDA was $8.2 million compared to $9.6 million in the first six months of fiscal year 2025.

2026 Outlook
The Company is reaffirming its full year 2026 revenue at the lower end of its guidance range of approximately $151 to $157 million and reducing its adjusted EBITDA outlook to the range of approximately $12 to $14 million.
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
Debt & Liquidity
As of June 30, 2026, the Company had $18.8 million in cash and cash equivalents, with $5.0 million of borrowing capacity under its revolving credit facility. Additionally, gross debt was approximately $44.2 million. During the 2026 second quarter, the Company raised an additional $5.0 million from the at-the-market offering program and paid down $1.4 million of debt.
On August 7, 2026, the Company entered into an amended term loan agreement that extends its maturity to November 2027. In connection with the amendment, the Company made a $2.5 million term loan payment at signing and is required to make an additional $2.5 million payment on or before September 30, 2026. The Amendment also requires that 50% of the net proceeds of future equity issuances (other than under the Company's equity incentive plans) be applied to prepay the term loans.

Conference Call Information
AirSculpt will hold a conference call today, August 10, 2026 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13761751 or by visiting the link below to request a return call for instant telephone access to the event.

https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6
The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt, please visit the Company's website at https://investors.airsculpt.com. AirSculpt uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal U.S. securities laws. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance (including in particular our projected 2026 revenue and adjusted EBITDA), our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.

Our future results could be affected by a variety of other factors, including, but not limited to, inability to sell equity or other securities in the future at a time when we might otherwise wish to effect sales; inability to raise capital on commercially reasonable terms, if at all; the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to-market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in regulatory and macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Comparable Net Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss and Adjusted Net Loss per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$42,900	$44,012	$82,289	$83,383
Operating expenses:
Cost of service	16,567	17,201	32,155	33,151
Selling, general and administrative	23,421	22,671	46,003	44,439
Depreciation and amortization	2,941	3,246	5,962	6,488
Loss on impairment of long-lived assets	—	108	—	108
Total operating expenses	42,929	43,226	84,120	84,186
(Loss)/income from operations	(29)	786	(1,831)	(803)
Interest expense, net	1,043	1,562	2,241	3,187
Unrealized loss	141	—	3	—
Pre-tax net loss	(1,213)	(776)	(4,075)	(3,990)
Income tax benefit	(101)	(185)	(566)	(552)
Net loss	$(1,112)	$(591)	$(3,509)	$(3,438)

Loss per share of common stock
Basic	$(0.02)	$(0.01)	$(0.05)	$(0.06)
Diluted	$(0.02)	$(0.01)	$(0.05)	$(0.06)
Weighted average shares outstanding
Basic	70,786,163	59,590,033	70,127,093	59,066,400
Diluted	70,786,163	59,590,033	70,127,093	59,066,400

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	June 30, 2026	December 31, 2025
Balance Sheet Data (at period end):
Cash and cash equivalents	$18,824	$8,449
Total current assets	27,496	15,456
Total assets	$193,281	$187,304

Current portion of long-term debt	$10,460	$5,460
Deferred revenue and patient deposits	3,149	1,871
Total current liabilities	34,949	27,902
Long-term debt, net	33,108	50,585
Total liabilities	$88,449	$99,592

Total stockholders’ equity	$104,832	$87,712

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(1,238)	$4,984	$4,033	$5,852
Investing activities	(228)	(265)	(279)	(2,166)
Financing activities	3,600	(2,083)	6,621	(3,732)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Other Data:
Number of facilities	31	32	31	32
Number of total procedure rooms	65	67	65	67

Cases	3,376	3,392	6,458	6,468
Revenue per case	$12,707	$12,975	$12,742	$12,892
Adjusted EBITDA (1)	$4,937	$5,835	$8,248	$9,590
Adjusted EBITDA margin (2)	11.5%	13.3%	10.0%	11.5%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Same-center Information (1):
Cases	3,376	3,341	6,458	6,389
Case growth	1.0%	N/A	1.1%	N/A
Revenue per case	$12,707	$12,971	$12,742	$12,889
Revenue per case growth	(2.0)%	N/A	(1.1)%	N/A
Number of facilities	31	31	31	31
Number of total procedure rooms	65	65	65	65

(1) For the three and six months ended June 30, 2026 and 2025, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three and six months ended June 30, 2026 and 2025, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three and six months ended June 30, 2026 in which such facilities were owned and operated during the three and six months ended June 30, 2025. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of June 30, 2025. We have excluded the London facility from all periods presented due to the closure of the facility.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss and Adjusted Net Loss per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net loss excluding depreciation and amortization, net interest expense, income tax benefit, restructuring and related severance costs, certain other non-recurring costs, unrealized (gain)/loss, and equity-based compensation.
We define Adjusted Net Loss as net loss excluding restructuring and related severance costs, certain other non-recurring costs, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Loss because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Loss each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Loss has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Loss per Share as Adjusted Net Loss divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Loss per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Loss per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(1,112)	$(591)	$(3,509)	$(3,438)
Plus
Equity-based compensation	912	1,352	1,471	2,591
Restructuring and related severance costs	323	343	1,276	1,206
One-time SOX compliance and other related costs	465	—	1,046	—
Depreciation and amortization	2,941	3,246	5,962	6,488
Loss on impairment of long-lived assets	—	108	—	108
Litigation settlements	325	—	325	—
Interest expense, net	1,043	1,562	2,241	3,187
Income tax benefit	(101)	(185)	(566)	(552)
Unrealized loss	141	—	3	—
Adjusted EBITDA	$4,937	$5,835	$8,248	$9,590
Adjusted EBITDA Margin	11.5%	13.3%	10.0%	11.5%

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Loss and Adjusted Net Loss per Share to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,			Six Months Ended June 30,
	2026		2025	2026		2025
Net loss	$(1,112)		$(591)	$(3,509)		$(3,438)
Plus
Equity-based compensation	912		1,352	1,471		2,591
Restructuring and related severance costs	323		343	1,276		1,206
Loss on impairment of long-lived assets	—		108	—		108
Cost related to closing location, net	—	—	—	—		—
Litigation settlements	325		—	325	—	—
One-time SOX compliance and other related costs	465		—	1,046
Tax effect of adjustments	(304)		(25)	(820)		(388)
Adjusted net (loss)/income	$609		$1,187	$(211)		$79

Adjusted net loss per share of common stock (1)
Basic	$0.01		$0.02	$0.00		$0.00
Diluted	$0.01		$0.02	$0.00		$0.00
Weighted average shares outstanding
Basic	70,786,163		59,590,033	70,127,093		59,066,400
Diluted	70,981,004		60,379,884	70,127,093		59,802,603
(1)    Diluted Adjusted Net Loss Per Share is computed by dividing adjusted net loss by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com